Exhibit 99.(27)(m)

                      PruSelect III Life Insurance Contract
                           Prospectus Filing May 2003

Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, how charges against sub-account assets were dedcuted the from annual investment returns of the sub-accounts

              Gross Investment Rate                                6.00%
              less     Arithmetic Average of
                       Total Contractual Porfolio Expenses -       0.98%
              less     Guaranteed
                       Mortality and Expense Fee           -       0.50%
                                                                 ========
              Fund Crediting Rate                          =       4.52%


                           (27)(m) Annual Investment

                      PruSelect III Life Insurance Contract
                           Prospectus Filing May 2003

Male   Preferred NonSmoker
Age:      45                 Level Death Benefit
Face:   600,000              CVAT
TTR:      -                  Maximum Charges
                             Assume Annual Payment of $32,838 for 7 years
                             Hypothetical Annual Return of 6% Gross, 4.52%  net

Policy --- Year 5

                (0a)     (0b)      (1)       (2)        (3)     (4)     (5)       (6)       (7)       (8)        (9)         (10)
                 BOP      BOP                           Per     Per    Montly              Total                Total         EOP
              Contract   Accum   Premium  Per Policy  Premium  $1,000   Cost    Monthly  Contract  Surrender     Cash        Basic
Month  YEAR     Fund     Prems     Paid     Loads      Loads    Load   Of Ins  Interest    Fund      Charge   Surr Value      DB
-----  ----     ----     -----     ----     -----      -----    ----   ------  --------    ----      ------   ----------      --
  1      5     102,651            32,838      10       7,389     30     185       472     128,348        --     128,348     600,000
  2      5     128,348                --      10          --     30     185       473     128,596        --     128,596     600,000
  3      5     128,596                --      10          --     30     185       474     128,845        --     128,845     600,000
  4      5     128,845                --      10          --     30     185       475     129,095        --     129,095     600,000
  5      5     129,095                --      10          --     30     184       476     129,346        --     129,346     600,000
  6      5     129,346                --      10          --     30     184       477     129,598        --     129,598     600,000
  7      5     129,598                --      10          --     30     184       478     129,852        --     129,852     600,000
  8      5     129,852                --      10          --     30     184       478     130,106        --     130,106     600,000
  9      5     130,106                --      10          --     30     184       479     130,361        --     130,361     600,000
 10      5     130,361                --      10          --     30     184       480     130,618        --     130,618     600,000
 11      5     130,618                --      10          --     30     184       481     130,875        --     130,875     600,000
                                                                                                               --------
 12      5     130,875                --      10          --     30     184       482     131,133        --     131,133     600,000
                                                                                                               --------


                (11)       (12)       (13)       (14)
                            EOP        EOP        EOP
               Corridor  Corridor     Death      Accum
Month  YEAR    Factor       DB      Benefits   Prems Paid
-----  ----    ------       --      --------   ----------
  1      5       2.58     331,137   600,000    178,443
  2      5       2.58     331,777   600,000    179,028
  3      5       2.58     332,420   600,000    179,614
  4      5       2.58     333,065   600,000    180,202
  5      5       2.58     333,713   600,000    180,792
  6      5       2.58     334,364   600,000    181,384
  7      5       2.58     335,017   600,000    181,977
  8      5       2.58     335,673   600,000    182,573
  9      5       2.58     336,332   600,000    183,171
 10      5       2.58     336,993   600,000    183,770
 11      5       2.58     337,657   600,000    184,372
                                    -------    -------
 12      5       2.58     338,324   600,000    184,976
                                    -------    -------

(0a) BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month

(0b) BOP Accum Prems = accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year

(1)   Premium paid = $32,838

(2)   Per Policy load = $10 per month.

(3)   Sales and Admin Load = 22.5% of premium paid

(4)   Per $1,000 load - $0.05 per month per 1,000 of insurance amount

(5)   Monthly Cost of Insurance - based on 1980 CSO Age Last Birthday Male
      NonSmoker

(6) Monthly Interest - interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=4.52% is the crediting interest rate.

(7)   Total Contract Fund - End of Period contract fund = (0) + (1) - (2) - (3)
      - (4) - (5) +(6)

(8)   Surrender Charges - there are no surrender charges on this product

(9) Total Cash Surr Value = Cash Surrender Value corresponding to illustration year 5 = (7) - (8)

(10) EOP Basic DB - End Of Period Death Benefit = face amount plus the contract fund or Accumulated Premiums , if applicable

(11) Corridor factor - cash value accumulation corridor factor for Male age 45 NonSmoker CVAT

(12)  EOP Corridor DB - End of Period Corridor Death Benefit = (11) * (7)

(13) EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ]

(14) EOP Accum Prems Paid - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5


                             (27)(m) Fund Deductions